UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT  REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 3, 2016

TETRA TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19655	95-4148514
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

3475 East Foothill Boulevard, Pasadena, California  91107

(Address of principal executive office, including zip code)

(626) 351-4664

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

On March 3, 2016, Tetra Tech, Inc. held its annual meeting of stockholders for the following purposes:

(1)                                 To elect nine members to its Board of Directors;

(2)                                 To vote on an advisory resolution to approve its executive compensation;

(3)                                 To approve an amendment to its Employee Stock Purchase Plan;

(4)                                 To ratify the appointment of PricewaterhouseCoopers LLP as its independent registered public accounting firm for fiscal 2016; and

(5)                                 To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

The votes cast in connection with such matters were as follows:

Election of Directors:

Name	For	Withheld	Broker Non-Votes
Dan L. Batrack	46,076,718	3,571,786	4,148,117
Hugh M. Grant	47,912,240	1,736,264	4,148,117
Patrick C. Haden	45,555,241	4,093,263	4,148,117
J. Christopher Lewis	47,975,946	1,672,558	4,148,117
Kimberly E. Ritrievi	48,567,219	1,081,285	4,148,117
Albert E. Smith	46,162,804	3,485,700	4,148,117
J. Kenneth Thompson	43,755,154	5,893,350	4,148,117
Richard H. Truly	48,374,842	1,273,662	4,148,117
Kirsten M. Volpi	46,215,495	3,443,009	4,148,117

Advisory Resolution Regarding Executive Compensation:

For	Against	Abstain	Broker Non-Votes
19,790,654	29,776,883	80,967	4,148,117

Amendment to Employee Stock Purchase Plan:

For	Against	Abstain	Broker Non-Votes
49,278,449	330,127	39,928	4,148,117

Appointment of PricewaterhouseCoopers LLP:

For	Against	Abstain	Broker Non-Votes(1)
53,021,677	739,612	35,332	—

(1) This proposal constituted a routine matter.  Therefore, brokers were permitted to vote without receipt of instructions from beneficial owners.

The Compensation Committee has noted the results of voting on the advisory resolution regarding executive compensation.  During fiscal 2016, the Compensation Committee will continue to review best practices for executive compensation, evaluate the vote results at the 2016 Annual Meeting, and address stockholder concerns.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA TECH, INC.

Date:	March 4, 2016	By:	/S/ DAN L. BATRACK
Dan L. Batrack
Chairman and Chief Executive Officer